                                                                                              EXHIBIT 12
                                          PENNZOIL-QUAKER STATE COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                 For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 2000                  1999
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Loss from continuing operations
     before income from equity investees                                     $    (22,473)        $     (6,797)
Distribution of income from equity investees                                        1,100                3,598
Amortization of capitalized interest                                                  226                  491
Income tax provision (benefit)                                                    (19,259)               2,407
Interest charges                                                                   29,423               25,702
                                                                             -------------        -------------
Income (loss) before income tax provision (benefit) and interest charges     $    (10,983)        $     25,401
                                                                             =============        =============

Fixed charges                                                                $     29,423         $     25,702
                                                                             =============        =============

Amount by which fixed charges exceeds earnings                               $     40,406         $        301
                                                                             =============        =============
Ratio of earnings to fixed charges                                                   -                    -
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                 For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 2000                 1999
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Operations
  which includes amortization of debt discount, expense and premium          $     21,641         $     17,741
Add: portion of rental expense representative of interest factor <F1>               7,782                7,961
                                                                             -------------        -------------
  Total fixed charges                                                        $     29,423         $     25,702

Less: interest capitalized per Consolidated Statement of Operations                  -                    -
                                                                             -------------        -------------
  Total interest charges                                                     $     29,423         $     25,702
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.